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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of International Integration Incorporated on Form S-8 of our report dated March 16, 1998, on our audits of the consolidated financial statements of International Integration Incorporated as of December 31, 1997 and 1996, and for the three years in the period ended December 31, 1997, included in the prospectus of International Integration Incorporated dated June 22, 1998 filed pursuant to Rule 424(b) under the Securities Act (SEC File No. 333-50889).


/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP


Boston, Massachusetts

December 18, 1998